Exhibit 99.3

2010
Third Quarter
Earnings Supplement

The enclosed summary should be read in conjunction with the text and statistical tables included in American Express Company’s (the “Company” or “AXP”) Third Quarter 2010 Earnings Release.

This presentation contains certain forward-looking statements that are subject to risks and uncertainties and speak only as of the date on which they are made.  Important factors that could cause actual results to differ materially from these forward-looking statements, including the Company’s financial and other goals, are set forth on page 24 of this Supplement, in the Company’s 2009 Annual Report to Shareholders, in its 2009 Annual Report on Form 10-K and in other reports on file with the Securities and Exchange Commission.

AMERICAN EXPRESS COMPANY
THIRD QUARTER 2010 OVERVIEW
CONSOLIDATED

FINANCIAL RESULTS

•
Third quarter diluted EPS from continuing operations attributable to common shareholders of $0.90 increased 67% from $0.54 last year.  Total revenues net of interest expense increased 17%.  The revenue increase partially reflects the impact of the consolidation of off-balance sheet cardmember loans and related debt as discussed below. Return on average common equity (“ROCE”) was 25.6% and return on average tangible common equity (“ROTCE”), which excludes goodwill and intangibles, was 33.1%.*

-
Q3’09 income from continuing operations included a $180MM ($113MM after-tax) benefit related to the accounting for a net investment in the Company’s consolidated foreign subsidiaries, as discussed further on page 5.  Excluding that benefit, adjusted diluted earnings per share from continuing operations for Q3’09 was $0.44.

-
The discontinued operations line in the Consolidated Financial Statements contains the results of operations, assets and liabilities related to various business sales. During Q3’09, this primarily included the results from American Express International Deposit Company (“AEIDC”), which was sold to Standard Chartered PLC (“Standard Chartered”) during Q3’09.

--	Q3’09 results included $2MM of losses from discontinued operations versus nil in Q3’10.

-	Including discontinued operations, diluted EPS on net income attributable to common shareholders of $0.90 increased 70% from $0.53 earned last year.

ADOPTION OF GAAP GOVERNING TRANSFERS OF FINANCIAL ASSETS & RELATED IMPACT

•
On January 1, 2010, the Company consolidated its off balance sheet cardmember loans and related debt onto its balance sheet in compliance with GAAP governing transfers of financial assets and consolidation of variable interest entities (referred to herein as “new GAAP effective January 1, 2010”, and formerly known as “SFAS 166/167”).  The adoption of this guidance eliminates the securitization income, net line from the Company’s Consolidated Statements of Income starting in Q1’10, as income and expense related to securitized loans and related debt are now reported on the natural income statement lines.  The Company did not restate prior period results.

In addition, the Company has historically provided an “owned” basis and “managed” basis presentation of certain key loan metrics where “owned” basis metrics were prepared in accordance with GAAP and “managed” basis metrics included both non-securitized and securitized loan portfolios.  Please see the “Cardmember Loan Portfolio Presentation” discussion on page 16 for a further description of currently reported information.

BUSINESS METRICS

•	Compared with the third quarter of 2009:

-
Worldwide billed business of $179.3B increased 14% reflecting strong card spending across all segments and the relatively weak spending volumes in Q3’09 amidst the global economic slowdown.  Adjusted for the impact of changes in foreign exchange rates, worldwide billings also grew 14%.

-
Worldwide total cards-in-force of 89.0MM increased 1% or 600K cards from last year, and increased 100K from last quarter.  During Q3’10 the definition of cards-in-force was changed for certain retail co-brand cards in Global Network Services (“GNS”) as further discussed on page 9.  The change caused a reduction to reported cards-in-force of 1.6MM.  Adjusted for this change, cards-in-force would have increased by 2%, or 2.2MM cards, versus last year and 1.7MM cards versus last quarter.

-
Worldwide average spending per proprietary basic cards-in-force of $3,330 increased 15% during the quarter reflecting improvement in cardmember spending levels.  Adjusted for the impact of changes in foreign exchange rates, worldwide average spending per proprietary basic card also grew 15%.

-
Worldwide cardmember loan balances of $57.2B increased 82% on a GAAP basis.  On a comparable managed basis, including securitized loans in both periods, cardmember loan balances of $57.2B declined 6% from $60.7B last year, reflecting higher cardmember payment rates and lower revolving levels, partially offset by the higher cardmember spending volumes.

_________________________________

*
Please refer to Appendix I of the Third Quarter 2010 Earnings Release for the components of return on average equity (“ROE”), ROCE and ROTCE on a consolidated basis and Appendix II for return on average segment capital (“ROSC”) and return on average tangible segment capital (“ROTSC”) on a segment basis.

AMERICAN EXPRESS COMPANY
THIRD QUARTER 2010 OVERVIEW
CONSOLIDATED

FINANCIAL HIGHLIGHTS

•
Discount Revenue:  Increased 13% reflecting 14% growth in billed business volumes and a slight increase in the discount rate, partially offset by relatively faster growth in billed business related to GNS, where the Company shares the discount revenue with card issuing partners, and higher contra-revenues, including cash-back rewards costs and corporate incentive payments.

•
Securitization Income, Net:  In accordance with the new GAAP effective January 1, 2010, the Company no longer reports securitization income, net in its income statement.  Securitization income, net in Q3’09 was $71MM.

•
Net Interest Income:  Increased 57%, primarily reflecting higher loan balances and related debt due to the new GAAP effective January 1, 2010 as interest income and interest expense from loans and debt previously held off balance sheet are now reported in the net interest income line, where in previous periods they are components of securitization income, net.  Interest income and expense from the higher loan and debt balances were partially offset by a lower net yield, reflecting higher payment rates and lower revolving levels, and the implementation of elements of the recently passed H.R. 627: Credit Card Accountability Responsibility and Disclosure Act of 2009 (the “CARD Act”), which were partially offset by the benefit of certain repricing initiatives effective during 2009 and 2010.

•
Total Provisions for Losses: Decreased 68%, primarily driven by lower reserve requirements due to improving credit performance within both the charge card and cardmember loan portfolios, partially offset by write-offs related to securitized loans, which are reported in securitization income, net in periods prior to 2010 and are now reported in provisions for cardmember loan losses.

•
Marketing and Promotion Expenses:  Increased 68% versus last year as lower credit provision expenses and better business trends enabled higher investment levels.  Marketing and promotion expense increased 6% or $45MM versus Q2’10, reflecting higher investments related to the previously discussed credit and billings improvement.

•
Cardmember Rewards Expense:  Increased 29%, primarily due to greater rewards-related spending volumes, higher co-brand expense, and the benefit in Q3’09 of a revised, more restrictive, redemption policy for accounts 30 days past due.

•	Salaries and Employee Benefits Expense: Increased 7%, reflecting merit increases, higher benefit related costs and higher incentive compensation expense.
-	Compared with last year, the total employee count from continuing operations of 59,200 was flat. Compared with last quarter, the total employee count increased by 200.

•
Segment Allocation Changes:  Beginning Q1’10, the Company changed the manner in which it allocates capital and related interest expense to its reportable operating segments.  The changes reflect modifications in allocation methodology that the Company believes more accurately reflect the funding and capital characteristics of its segments.  The change to interest allocation also impacted the consolidated and segment reported net interest yield on cardmember loans.  The segment results and net interest yield on cardmember loans for quarters prior to Q1’10 have been restated for this change.

•
Charge Card Write-off Period Changes:  In Q1’10, the Company modified its reporting in the International Card Services (“ICS”) and Global Commercial Services (“GCS”) segments to write-off past due cardmember receivables when 180 days past due or earlier, versus its prior methodology of writing them off when 360 days past billing or earlier.  This change is consistent with bank regulatory guidance and the write-off methodology adopted for the cardmember receivables portfolio in the U.S. Card Services (“USCS”) segment in Q4’08.  This change resulted in approximately $60MM and $48MM of net write-offs for ICS and GCS, respectively, being included in Q1’10, which increased the net loss ratios and decreased the 90 days past billing metrics for these segments, but did not have a substantial impact on provisions for losses.  Additionally, beginning in Q1’10, the Company revised the net loss ratio in the ICS and GCS segments to exclude net write-offs related to unauthorized transactions, consistent with the methodology employed in calculating the net write-off rate for USCS.  Lastly, in Q1’10, the Company also enhanced the methodology for assessing the adequacy of its reserves.  These modifications do not result in a change in management’s view of the Company’s underlying credit quality or risk profile for its charge card portfolio.

AMERICAN EXPRESS COMPANY
THIRD QUARTER 2010 OVERVIEW
CONSOLIDATED

CAPITAL

•
Capital Purchase Program (“CPP”):  On June 9, 2009, the Company announced that it had received notification from the Treasury that it had met all of the requirements to repurchase the CPP preferred shares.  This included the pre-condition that the Company raise capital in the public markets, which it successfully did with its issuance of $3.0B of non-guaranteed senior debt on May 18, 2009 and the completion of a $500MM common equity offering on June 5, 2009.   As such, the Company completed the repurchase of the CPP shares on June 17, 2009.  Upon repurchase, the accretion of the preferred shares to face value was accelerated, amounting to a one-time negative EPS impact during Q2’09 of $212MM, or $0.18 per basic and diluted common share.

On July 29, 2009, the Company repurchased the warrants issued under the CPP Program for $340MM, which provided the Treasury with an annualized return on the Company’s CPP participation of 26%.  The warrant repurchase resulted in a reduction of cash and corresponding adjustment to Retained Earnings and Additional Paid-In Capital on the Company’s Consolidated Balance Sheet.  There was no impact to the Company’s net income or EPS.

•	Capital Distribution to Shareholders: During Q3’10, approximately 17% of capital generated was distributed to shareholders through the Company’s quarterly common share dividend.

No shares have been repurchased over the last ten quarters, as share repurchases were suspended during Q1‘08 in light of the challenging global economic environment and limitations while participating in the CPP.

Since the inception of repurchase programs in December 1994, 670MM shares have been acquired under cumulative Board authorizations to repurchase up to 770MM shares.  On a cumulative basis, since 1994 the Company has distributed 64% of capital generated through share repurchases and dividends.

-	Shares Outstanding:

	Millions of Shares
	Q3’10	Q2’10	Q3’09
Shares outstanding – beginning of period	1,202	1,198	1,189
Issuance of common shares	-	-	-
Repurchase of common shares	-	-	-
Employee benefit plans, compensation and other	2	4	-
Shares outstanding – end of period	1,204	1,202	1,189

•	Capital Ratios: As of September 30, 2010, the Company’s key consolidated capital ratios* were as follows:

($ in billions)	September 30, 2010
Risk-Based Capital
Tier 1	11.7%
Total	13.9%

Tier 1 Leverage	9.2%
Tier 1 Common Equity/Risk Weighted Assets (RWA)	11.7%
Tangible Common Equity (TCE)/RWA	11.5%

Tier 1 Capital	$12.8
Tier 1 Common Equity	$12.8
Tier 2 Capital	$2.3
Total Average Assets**	$139.0
RWA	$109.1
TCE***	$12.6

_________________________________

*	These ratios represent a preliminary estimate as of the date of this Earnings Supplement and may be revised in the Company’s Third Quarter 2010 Form 10-Q.
**	For the purpose of calculating the Tier 1 Leverage Ratio.
***	Based upon shareholders’ equity of $15.9B less goodwill and intangible assets of $3.3B.

AMERICAN EXPRESS COMPANY
THIRD QUARTER 2010 OVERVIEW
CONSOLIDATED

FUNDING AND LIQUIDITY

•	Funding Activities: During Q3’10, the Company primarily funded its business through deposit-taking and issuing unsecured debt.

-	Deposits: The Company held the following deposits at the end of Q3’10 and Q2’10:

($ in billions)	September 30, 2010	June 30, 2010	Change
U.S. Retail Deposits*	$27.7	$27.7	-
Other Deposits	0.7	0.7	-
Total	$28.4	$28.4	-

The weighted average original and remaining maturity on outstanding U.S. retail Certificate of Deposits (“CDs”) was 34 and 20 months, respectively. The average rate at issuance was 2.6%.

During the third quarter of 2010, the Company continued to focus its deposit strategy on direct deposits gathered through Personal Savings® from American Express, in particular the High Yield Savings Account, rather than CDs distributed through third-party distribution channels.

-
Unsecured debt:  During the quarter, the Company completed a 5-year senior unsecured debt transaction through its subsidiary, American Express Credit Corporation, with the issuance of $2B of notes on September 8, 2010 with a coupon of 2.75%.

•	Funding Sources: The Company’s primary funding sources consist of retail deposits, unsecured debt and asset-backed securities.

The Company offers deposits within its American Express Centurion Bank and American Express Bank, FSB (“FSB”) subsidiaries (together, the “Banks”).  These funds are insured up to $250,000 per account through the Federal Deposit Insurance Corporation (“FDIC”).  During Q2’09, the Company, through FSB, launched a direct deposit-taking program, Personal Savings® from American Express, to supplement its distribution of deposit products through third-party distribution channels.  This program makes FDIC-insured CDs and high-yield savings account products available directly to consumers.

The Company currently has an objective to hold excess cash and readily marketable securities to satisfy all maturing long-term funding obligations for a 12-month period, in addition to having access to significant additional contingent liquidity sources in the event that access to its primary funding sources should become unavailable.  As of September 30, 2010, the Company held $27B** of excess cash and readily marketable securities versus $18B of long-term debt and CDs maturing over the next 12 months.

-	Additional Funding Sources: The Company can also draw upon the following additional funding sources:

--	Commercial Paper: At September 30, 2010, the Company had $0.9B of commercial paper outstanding.

--
Discount Window:  The Banks are insured depository institutions that have the capability of borrowing from the Federal Reserve Bank of San Francisco (i.e., access to the Federal Reserve Bank discount window), subject to the amount of qualifying collateral that they pledge. The Federal Reserve has indicated that both credit and charge card receivables are a form of qualifying collateral for secured borrowings made through the discount window.

--
Bank Lines:  At September 30, 2010, the Company maintained committed bank lines of credit totaling $10.3B, of which $3.9B was drawn as part of the Company’s normal non-U.S. funding activities. The committed facilities have $3.3B of expirations in 2011, with the remainder expiring in 2012.  In July 2010, the Company allowed credit facilities totaling approximately $2B to expire.

_________________________________

*	Includes all deposits outstanding through the Company’s retail CD and sweep programs distributed through third-party distribution channels, in addition to its Personal Savings® direct deposit program.
**	Excess cash includes $1.2B classified as other assets on the balance sheet, which is held against certain forthcoming asset-backed securitization maturities.

AMERICAN EXPRESS COMPANY
THIRD QUARTER 2010 OVERVIEW
CONSOLIDATED

•	Maturity Obligations: The maturities of the Company’s long-term unsecured debt, debt issued in connection with asset-backed securitizations and long-term CDs for the next four quarters are as follows:

($ in billions)	Funding Maturities
Quarter Ending:	Unsecured Debt	Asset-Backed Securitizations	Certificates of Deposit	Total
December 31, 2010	$3.4	$1.5	$1.6	$6.5
March 31, 2011	-	3.2	2.0	5.2
June 30, 2011	1.3	1.5	1.6	4.4
September 30, 2011	0.7	0.6	0.7	2.0
	$5.4	$6.8	$5.9	$18.1

OTHER ITEMS OF NOTE

•
Department of Justice Complaint against American Express:  On October 4, 2010, the United States Department of Justice (“DOJ”) and certain state attorneys general filed an anti-trust lawsuit against American Express Company, claiming that certain “non-discrimination” provisions in its merchant contracts violate antitrust laws.  While announcing this lawsuit, the Justice Department also said that it reached agreements with Visa and MasterCard to settle similar claims against them.  The Company has indicated that it will defend in court the rights of its cardmembers at the point of sale and its own ability to negotiate freely with merchants.  The Company believes the case is wrong on the law; that it is a significant retreat from previous DOJ efforts to promote competition in payments; that it will ultimately limit customer choice and reduce competition; and that the DOJ’s remedy would strengthen Visa and MasterCard while harming smaller networks.

•
Enterprise Growth Group President:  During the quarter, the Company announced the hiring of Dan Schulman as Group President – Enterprise Growth.  Mr. Schulman will be responsible for the Company’s global strategy to expand alternative mobile and online payment services, form new partnerships and build revenue streams beyond the traditional card and travel businesses.  He will also be responsible for the Company’s Business Development, Mergers and Acquisitions team, as well as Revolution Money and the Global Prepaid group.  Mr. Schulman joins American Express from Sprint/Nextel where he was President of Sprint’s Prepaid group and prior to that he was the founding CEO of Virgin Mobile, later acquired by Sprint in 2009.

•
Benefit Recorded Related to a Net Investment in Consolidated Foreign Subsidiaries:  In Q3‘09, the Company recorded a $180MM ($113MM after-tax) benefit, reflected in the “other, net” expense line in the Corporate & Other segment, associated with the Company’s accounting for a net investment in consolidated foreign subsidiaries.  $135MM ($85MM after-tax) of this benefit represents a correction of an error related to the accounting for cumulative translation adjustments in prior periods.  The impact of the incorrect accounting was not material to any of the quarterly or annual periods in which it occurred.  A non-recurring $45MM ($28MM after-tax) related benefit was also recorded in Q3‘09 as a result of changes in the fair value of certain foreign exchange forward contracts that are economic hedges to foreign currency exposures of net investment in consolidated foreign subsidiaries.

•
Visa and MasterCard Litigation Settlements:  In November of 2004, the Company filed suit against Visa Inc., Visa USA and Visa International (collectively “Visa”), MasterCard Inc. (“MasterCard”) and certain of their member banks to seek monetary damages for the lost business opportunity that resulted from the illegal conspiracy to boycott American Express from partnering with U.S. credit card issuing banks.  The Company reached agreements with Visa on November 7, 2007 and with MasterCard on June 25, 2008.  All defendants were removed and the case was dismissed.

Under the terms of the settlement agreements, the Company will receive aggregate maximum payments of up to $2.25B from Visa and $1.8B from MasterCard.  The settlement with Visa is comprised of an initial payment of $1.13B ($700MM after-tax) that was recorded in Q4’07 and received in March 2008, and quarterly payments of up to $70MM ($43MM after-tax) for four years from Q1’08 through Q4’11. The settlement with MasterCard is comprised of quarterly payments of up to $150MM ($93MM after-tax) for three years from Q3’08 through Q2‘11.  The Company recognized $70MM from Visa for each of the past eleven quarters and $150MM from MasterCard for each of the past nine quarters pursuant to these agreements.

The installment payments from both parties are subject to the Company achieving certain quarterly performance criteria in the GNS business within the U.S., which the Company believes it is positioned to meet.  Payments earned through September 2010 have been recorded as a reduction to the “other, net” expense line within the Corporate & Other segment.

AMERICAN EXPRESS COMPANY
THIRD QUARTER 2010 OVERVIEW
CONSOLIDATED

EXPANDED PRODUCTS AND SERVICES

•	During the quarter, American Express continued to invest in growth opportunities through expanded products and services.

In our proprietary issuing and network businesses the Company:

-
Launched a new benefit that allows Membership Rewards points to be used for purchases at Amazon.com.  Cardmembers enrolled in the Membership Rewards program can use points to pay for all or part of their Amazon.com purchases at the point-of-sale.

-
Ranked highest in a study by J.D. Power and Associates in overall customer satisfaction among 10 of the largest card issuers in the U.S.  This marks the fourth consecutive year that American Express’ Cardmembers have recognized it for customer satisfaction.

-
With our partner US Airways, announced a new benefit for consumer, small business and corporate Platinum and Centurion cardmembers which will allow these cardmembers to have access to US Airways' 17 US Airways Clubs in 13 cities. This agreement is unique in that cardmembers can access US Airways Club locations regardless of which airline they are flying that day.

-
Introduced new travel benefits for Platinum and Centurion cardmembers, including a $200 airline credit fee to cover incidental airline fees incurred on a selected airline, a 20% travel bonus, which enhances the Membership Rewards Pay with Points feature, and an American Express mobile app to keep travelers informed with flight alerts, an airport lounge locator and more.

-
Launched Currency (getcurrency.com), an innovative, new online service where young adults can get fun, fresh advice on managing their personal finances.  Created in partnership with Federated Media, Currency offers tips and suggestions on saving and spending, and allows visitors to the site to share their new knowledge on social networks and through a newly launched iPhone app: "Social Currency".

In the GNS business the Company:

-
Through our partnership with Macy’s, announced the launch of the new Macy's American Express® Card, issued by Citi, which will provide Macy's American Express Cardholders attractive, in-store benefits when shopping at Macy's, as well as special out-of-store dining, travel and retail offers and will include other benefits, including participation in American Express’ Daily Wish program and various savings through Macy’s Star Rewards program.

-
Also launched a new co-branded Bloomingdale’s American Express® Card, issued by Citi, which will provide Bloomingdale’s American Express Cardholders the same great Insider rewards and services when shopping at Bloomingdale’s, as well as brand new dining, travel and retail offers when shopping outside of Bloomingdale’s. Cardholders will be able to participate in the Daily Wish program from American Express, access new emergency assistance referral services and enjoy a special suite of premium benefits with the new Bloomingdale’s Premium Travel Services.

-
Supported existing GNS partners in launching a wide range of new products and services.  These include: Blue from American Express with Bank of Georgia (Georgia), Saison Platinum American Express Card with Credit Saison (Japan); and Pantai American Express Card with Maybank (Malaysia).

•
On October 18, 2010, announced a joint effort with SAP AG to develop an integrated solution enabling SAP customers in the U.S. to process electronic payments more seamlessly with American Express.  Through this collaboration, the companies aim to clear roadblocks that can delay or deter corporate adoption of electronic payments.  The companies plan to make the solution available in the first quarter of 2011.

AMERICAN EXPRESS COMPANY
THIRD QUARTER 2010 OVERVIEW
CONSOLIDATED

Statements of Income
(GAAP basis)

(Preliminary)	Quarters Ended		Percentage
(Millions, except per share amounts)	September 30,		Inc/(Dec)
	2010	2009
Revenues
Non-interest revenues
Discount revenue	$3,818	$3,373	13%
Net card fees	527	538	(2)
Travel commissions and fees	487	383	27
Other commissions and fees	515	448	15
Securitization income, net*	NA	71	-
Other	502	449	12
Total non-interest revenues	5,849	5,262	11
Interest income
Interest and fees on loans	1,675	1,059	58
Interest and dividends on investment securities	103	229	(55)
Deposits with banks and other	16	9	78
Total interest income	1,794	1,297	38
Interest expense
Deposits	141	109	29
Short-term borrowings	-	2	-
Long-term debt and other	469	432	9
Total interest expense	610	543	12
Net interest income	1,184	754	57
Total revenues net of interest expense	7,033	6,016	17
Provisions for losses
Charge card	89	143	(38)
Cardmember loans	262	989	(74)
Other	22	46	(52)
Total provisions for losses	373	1,178	(68)
Total revenues net of interest expense after provisions for losses	6,660	4,838	38
Expenses
Marketing and promotion	847	504	68
Cardmember rewards	1,269	983	29
Cardmember services	135	132	2
Salaries and employee benefits	1,354	1,261	7
Professional services	701	575	22
Occupancy and equipment	371	374	(1)
Communications	92	105	(12)
Other, net	251	(14)	#
Total	5,020	3,920	28
Pretax income from continuing operations	1,640	918	79
Income tax provision	547	276	98
Income from continuing operations	1,093	642	70
Loss from discontinued operations, net of tax	-	(2)	-
Net income	$1,093	$640	71
Income from continuing operations attributable to common shareholders**	$1,080	$634	70
Net income attributable to common shareholders**	$1,080	$632	71
Earnings Per Common Share-Basic
Income from continuing operations attributable to common shareholders	$0.91	$0.54	69
Loss from discontinued operations	-	-	-
Net Income attributable to common shareholders	$0.91	$0.54	69
Earnings Per Common Share-Diluted
Income from continuing operations attributable to common shareholders	$0.90	$0.54	67
Loss from discontinued operations	-	(0.01)	-
Net Income attributable to common shareholders	$0.90	$0.53	70
Average Shares Outstanding
Basic	1,193	1,178	1
Diluted	1,199	1,181	2

_________________________________

#	Denotes a variance of more than 100%.
*	In accordance with the new GAAP effective January 1, 2010, the Company no longer reports securitization income, net in its income statement.
**	Represents income from continuing operations or net income, as applicable, less earnings allocated to participating share awards and other items of $13MM and $8MM for Q3’10 and Q3’09, respectively.

AMERICAN EXPRESS COMPANY
THIRD QUARTER 2010 OVERVIEW
CONSOLIDATED

•
Consolidated Total Revenues Net of Interest Expense:  Consolidated total revenues net of interest expense increased 17% versus last year, reflecting increases of 23% in USCS, 1% in ICS, 17% in GCS, and 15% in Global Network and Merchant Services (“GNMS”).  The increase in total revenues net of interest expense partially reflects the new GAAP effective January 1, 2010, which caused the reporting of write-offs related to securitized loans to move from securitization income, net in Q3’09 to provisions for cardmember loan losses in Q3’10.  In addition, total revenues net of interest expense reflects higher discount revenues, greater travel commissions and fees, increased other commissions and fees and higher other revenues, partially offset by lower net interest income on the combined securitized and non-securitized loan portfolio, and lower net card fees. On an F/X adjusted basis, consolidated total revenues net of interest expense also increased 17%*.

•
Consolidated Provisions for Losses:  Consolidated provisions for losses decreased 68% versus last year, reflecting decreases of 68% in USCS, 74% in ICS, 45% in GCS and 61% in GNMS.  Provisions for losses declined despite the new GAAP effective January 1, 2010, which caused write-offs related to securitized loans to be reported in the provisions for losses line in Q3’10 as opposed to securitization income, net in Q3’09.  The provision decrease reflects the benefit of improving year-over-year credit metrics in both the cardmember loan and charge card portfolios.  On an F/X adjusted basis, consolidated provisions for losses also decreased 68%*.

•
Consolidated Expenses:  Consolidated expenses increased 28%, reflecting increases of 26% in USCS, 25% in ICS, 12% in GCS and 19% in GNMS.  The total expense increase reflected greater marketing and promotion expenses, increased cardmember rewards expenses, higher other, net expenses, greater professional services expenses, higher salaries and employee benefits expenses and increased cardmember services expenses, partially offset by lower occupancy and equipment expense and lower communications expenses.  Q3’09 includes the $180MM net benefit from investments in consolidated foreign subsidiaries reported in other, net expenses.  Adjusting for this benefit, total expenses would have increased 22%.  On an F/X adjusted basis, consolidated expenses also increased 28%*.

•	Pretax Margin: Was 23.3% of total revenues net of interest expense in Q3’10 compared with 15.3% in Q3’09.

•	Effective Tax Rate: Was 33% in Q3’10 versus 30% in Q3’09. The tax rates in both quarters reflect the level of pre-tax income in relation to recurring permanent tax benefits.

•
Discount Revenue:   Increased 13% on a 14% increase in billed business.  The lesser revenue versus billed business growth reflects the relatively faster growth in billed business related to GNS, where discount revenue is shared with card issuing partners, and higher contra-revenues, including cash-back rewards costs and corporate incentive payments.

-
The average discount rate** was 2.56% in Q3’10 and Q2’10 versus 2.54% in Q3’09.  As indicated in prior quarters, certain pricing initiatives, changes in the mix of business and volume-related pricing discounts and investments will likely result in some erosion of the average discount rate over time.

	Quarters Ended September 30,		Percentage Inc/(Dec)
	2010	2009
Card billed business** (billions):
United States	$120.5	$106.5	13%
Outside the United States	58.8	50.1	17
Total	$179.3	$156.6	14
Total cards-in-force (millions):
United States	48.1	49.4	(3)
Outside the United States	40.9	39.0	5
Total	89.0	88.4	1
Basic cards-in-force (millions):
United States	37.2	38.6	(4)
Outside the United States	36.2	34.3	6
Total	73.4	72.9	1
Average basic cardmember spending***
United States	$3,485	$3,050	14
Outside the United States	$2,946	$2,524	17
Total	$3,330	$2,898	15

_________________________________

*
As reported in this Earnings Supplement, F/X adjusted information assumes a constant exchange rate between the periods being compared for purposes of currency translation into U.S. dollars (i.e., assumes the foreign exchange rates used to determine results for the three months ended September 30, 2010 apply to the period(s) against which such results are being compared).  Management believes the presentation of information on an F/X adjusted basis is helpful to investors by making it easier to compare the Company's performance in one period to that of another period without the variability caused by fluctuations in currency exchange rates.

**
For additional information about discount rate calculations and billed business, please refer to the Third Quarter 2010 Earnings release, American Express Company Selected Statistical Information pages.

***	Proprietary card activity only.

AMERICAN EXPRESS COMPANY
THIRD QUARTER 2010 OVERVIEW
CONSOLIDATED

-
Worldwide Billed Business:  The 14% increase in worldwide billed business reflected growth of 12% in USCS, 12% in ICS, 19% in GCS and 24% in GNS.  The table below summarizes selected billed business related statistics for Q3’10:

	Percentage Increase/(Decrease)	Percentage Increase/(Decrease) Assuming No Changes in Foreign Exchange Rates
Worldwide*
Total billed business	14%	14%
Proprietary billed business	13	13
GNS billed business	24	22
Average spending per proprietary basic card	15	15
Basic cards-in-force	1
U.S.*
Billed business	13
Average spending per proprietary basic card	14
Basic cards-in-force	(4)
Proprietary consumer card billed business**	12
Proprietary small business billed business**	12
Proprietary Corporate Services billed business***	18
Outside the U.S.*
Billed business	17	16
Average spending per proprietary basic card	17	16
Basic cards-in-force	6
Proprietary consumer and small business billed business†	12	10
Proprietary Corporate Services billed business***	19	20

--	U.S. non-T&E-related volume categories, which represented approximately 72% of total U.S. billed business, increased 14% and T&E volumes increased 13%.
--
U.S. airline-related volume, which represented approximately 9% of total U.S. volumes during the quarter, increased 19% due to a 13% increase in airline transactions and a 6% increase in the average airline charge.

--
Worldwide airline volumes, which represented approximately 10% of total volumes during the quarter, increased 20% due to a 12% increase in airline transactions and a 7% increase in the average airline charge.

--	Assuming no changes in foreign exchange rates: billed business outside the U.S. grew 23% in Asia Pacific, 17% in Latin America, 12% in Canada, and 11% in Europe.

-
Total cards-in-force:  Increased 1% worldwide, as a 3% increase in GNS was partially offset by decreases of 1% in ICS and GCS, while cards-in-force was flat in USCS.  During Q3’10, the definition of non-proprietary cards-in-force was changed to exclude retail co-brand cardmember accounts in GNS which have no out-of-store spend activity during the prior 12 month period.  This change caused a reduction to reported cards-in-force of 1.6MM.

--	During the quarter, total cards-in-force decreased by 900K in the U.S. due to the change described above and increased by 1MM outside the U.S.

•	Net Card Fees: Decreased 2% due to slightly lower total proprietary cards-in-force and flat average fees per card.

•	Travel Commissions and Fees: Increased 27%, primarily reflecting a 21% increase in worldwide travel sales, as well as a higher sales revenue rate.

•
Other Commissions and Fees:  Increased 15%, driven primarily by the new GAAP effective January 1, 2010 where fees related to securitized receivables are now recognized as other commissions and fees starting in Q1’10.  These fees were previously reported in securitization income, net.  The increase also reflects greater foreign currency conversion revenues related to higher spending, partially offset by lower delinquency fees in the non-securitized cardmember loan portfolio.

_________________________________

*	Captions not designated as “proprietary” or “GNS” include both proprietary and GNS data.
**	Included in USCS.
***	Included in GCS.
†	Included in ICS.

AMERICAN EXPRESS COMPANY
THIRD QUARTER 2010 OVERVIEW
CONSOLIDATED

•
Securitization Income, Net: In accordance with the new GAAP effective January 1, 2010, the Company no longer reports securitization income, net in its income statement.  The components of securitization income, net now appear on the relevant natural income statement lines.  For the period ended Q3’09, securitization income, net represented the non-credit provision components of the gains/(losses) from securitization activities within USCS, excess spread, net* related to securitized loans and servicing income, net of related discounts or fees.

-	Components of Securitization Income, Net:

(millions)	Quarter Ended September 30, 2009
Excess spread, net*	$(67)
Servicing fees	142
Loss on securitizations**	(4)
Total securitization income, net	$71

•	Other Revenues: Increased 12%, primarily reflecting higher GNS partner-related revenue and higher publishing revenue, partially offset by lower insurance premium revenue.

•	Total Interest Income: Increased 38%.

-
Interest and Fees on Loans:  Increased 58%, driven by an increase in the average loan balance resulting from the consolidation of securitized receivables in accordance with the new GAAP effective January 1, 2010.  Interest income related to securitized receivables is reported in securitization income, net in prior periods, but is now reported in interest and fees on loans.  The increase related to this consolidation was partially offset by a lower yield on cardmember loans, reflecting higher payment rates and lower revolving levels, and the implementation of elements of the CARD Act, which were partially offset by the benefit of certain repricing initiatives effective during 2009 and 2010.

-
Interest and Dividends on Investment Securities:  Decreased 55%, primarily reflecting the elimination of interest on retained securities driven by the new GAAP effective January 1, 2010 and decreased short-term investment levels.

-	Deposits with Banks and Other: Was $16MM versus $9MM in Q3‘09, primarily due to higher average deposit balances versus the prior year, partially offset by lower interest yields.

•	Total Interest Expense: Increased 12%.

-	Deposits: Increased 29% versus last year, as a significant increase in balances was partially offset by a lower cost of funds.

-	Short-term Borrowings: Decreased to nil, reflecting low short-term debt levels similar to the prior year and a lower cost of funds.

-
Long-term Debt and Other:  Increased 9%, reflecting the consolidation of long-term debt associated with securitized loans previously held off balance sheet in accordance with the new GAAP effective January 1, 2010.  Interest expense related to this debt is reported in securitization income, net in prior periods, but is now reported in long-term debt and other interest expense.  Excluding this impact, long-term debt and other interest expense would have declined due to lower average debt outstanding unrelated to securitized loans.

_________________________________

*
Excess spread, net is the net cash flow from interest and fee collections allocated to the investors’ interests after deducting the interest paid on investor certificates, credit losses, contractual servicing fees, other expenses and changes in the fair value of the interest-only strip (“I/O Strip”).

**	Excludes $119MM and ($252MM) of impact from cardmember loan sales and maturities, which is reflected in provisions for cardmember loan losses.

AMERICAN EXPRESS COMPANY
THIRD QUARTER 2010 OVERVIEW
CONSOLIDATED

•	Charge Card Provision for Losses: Decreased 38%, driven by improving credit performance.

-	Worldwide Charge Card:
--
The write-off rates declined versus last year and were flat to last quarter in USCS.  The net loss ratio as a percentage of charge volume declined versus last year and last quarter in ICS/GCS.  Delinquency rates in USCS improved versus last year, while increasing versus last quarter.  The ICS/GCS past billings rate improved versus last year and last quarter.

	9/10	6/10	9/09
USCS Net write-off rate	1.6%	1.6%	3.2%
ICS/GCS Net loss ratio (as a % of charge volume)* †	0.09%	0.10%	0.28%

USCS 30 days past due as a % of total	1.7%	1.5%	2.2%
ICS/GCS 90 days past billings as a % of total*	0.8%	1.0%	1.9%

Worldwide Receivables (billions)	$35.1	$34.6	$32.1
Reserves (millions)	$364	$440	$599
% of receivables	1.0%	1.3%	1.9%

_________________________________

*
Effective January 1, 2010, the Company revised the time period in which past due cardmember receivables in ICS and GCS are written off to when they are  180 days past due or earlier, consistent with applicable bank regulatory guidance and the write-off methodology adopted for USCS in Q4’08. Previously, receivables were written off when they were 360 days past billing or earlier.

†
Beginning with Q1’10, the Company has revised the net loss ratio to exclude net write-offs related to unauthorized transactions, consistent with the methodology for calculation of the net write-off rate for USCS.  The metrics for prior periods have not been restated for this change, as it was deemed immaterial.

AMERICAN EXPRESS COMPANY
THIRD QUARTER 2010 OVERVIEW
CONSOLIDATED

•
Cardmember Loan Provision for Losses:  Decreased 74%, primarily reflecting a lower USCS cardmember reserve requirement during the last quarter, due to improving credit performance, partially offset by an increase related to the inclusion of the Q3’10 expense for written-off securitized loans, which last year was reported in securitization income, net.  Please see the “Cardmember Loan Portfolio Presentation” discussion on page 16.

-	Worldwide Loans:*
--	The net write-off and past due rates decreased versus last year and last quarter.

	9/10	6/10	9/09
Net write-off rate	5.1%	6.0%	9.1%
30 days past due loans as a % of total	2.5%	2.8%	4.0%

Total Loans (billions)	$57.2	$57.3	$31.5
Reserves (millions)	$4,318	$4,866	$3,359
% of total loans	7.5%	8.5%	10.7%
% of past due	302%	307%	264%

•	Other Provision for Losses: Decreased $24MM to $22MM, primarily reflecting lower merchant-related reserves.

•	Marketing and Promotion Expenses: Increased 68%, reflecting the increased investment spending resulting from better credit and business trends in Q3’10.

•
Cardmember Rewards Expense:  Increased 29%, primarily due to greater rewards-related spending volumes, higher co-brand expense, and the benefit in Q3’09 of a revised, more restrictive, redemption policy for accounts 30 days past due.

•	Cardmember Services Expense: Increased 2%.

•	Salaries and Employee Benefits Expense: Increased 7%, reflecting merit increases, higher benefit-related costs and higher incentive compensation expenses coupled with a flat employee base.

•	Professional Services Expense: Increased 22%, in part reflecting higher technology-related expenses.

•	Occupancy and Equipment Expense: Decreased 1%, primarily reflecting lower rent expense partially offset by higher software-related expenses.

•	Communications Expense: Decreased 12%, driven by lower postage and telephone-related expenses.

•
Other, Net Expense:  Increased significantly, primarily reflecting the $180MM benefit recorded in Q3’09 related to a net investment in consolidated foreign subsidiaries as discussed on page 5.  Excluding that benefit, other, net expense increased 51% reflecting higher travel and entertainment costs, investments in new business initiatives, higher printing and stationary costs, and a contribution to the American Express Foundation.

_________________________________

*
All loan statistics are presented here on a GAAP basis.  “Managed” basis credit quality statistics for Q2’10 and Q3’10 are the same as GAAP basis.  For prior periods, “managed” basis credit quality statistics are available in the Third Quarter 2010 Earnings Release, American Express Company Consolidated Selected Statistical Information pages.

AMERICAN EXPRESS COMPANY
THIRD QUARTER 2010 OVERVIEW
CONSOLIDATED

Supplemental Information – Tangible Common Equity and Total Adjusted Assets

During the third quarter of 2006, the Company issued $750MM of 6.80% Subordinated Debentures due 2036 (“Subordinated Debentures”), which are automatically extendable until 2066 unless certain events occur prior to that date. In connection with the Subordinated Debentures, the Company has undertaken to disclose on a quarterly basis the amount of its “tangible common equity” and “total adjusted assets”, as defined in the Subordinated Debentures.  The Company’s consolidated “tangible common equity” amount as of the end of any fiscal quarter means the total shareholders’ equity, excluding preferred stock, of the Company as reflected on its consolidated balance sheet prepared in accordance with GAAP as of such fiscal quarter end minus (i) intangible assets and goodwill and (ii) deferred acquisition costs, as determined in accordance with GAAP and reflected in such consolidated balance sheet.  The Company’s “total adjusted assets” as of the end of any fiscal quarter is calculated as the sum of (i) total consolidated assets as reflected on the Company’s balance sheet minus (ii) non-securitized Cardmember loan receivables (without deduction for reserves), which are set forth on the Company’s balance sheet, plus (iii) managed (i.e., securitized and non-securitized) worldwide Cardmember loan receivables as reported by the Company for such fiscal quarter.  Upon the adoption of new GAAP effective  January 1, 2010, the Company’s “total consolidated assets” as reflected on the Company’s balance sheet now are the same amount as would be calculated as “total adjusted assets” as defined in the Subordinated Debentures before the change in GAAP.  As of September 30, 2010, the Company’s “tangible common equity” was $13B and its “total adjusted assets” as defined in the Subordinated Debentures, were $146B.  As of September 30, 2010, the consolidated assets as reflected on the Company’s balance sheet were also $146B.

CORPORATE & OTHER SEGMENT

•	Net expense was $73MM in Q3’10 compared with a net expense of $51MM in Q2’10 and net income of $1MM in Q3‘09.

-	Q3’10 included:
--	$93MM and $43MM of after-tax income related to the MasterCard and Visa litigation settlements, respectively;
--	Higher investments in the Global Prepaid business and Enterprise Growth initiatives; and
--	$5MM of after-tax expense related to the Company’s reengineering efforts.

-	Q2’10 included:
--	$93MM and $43MM of after-tax income related to the MasterCard and Visa litigation settlements, respectively;
--	$2MM of after-tax net benefit reflecting revisions of certain estimates impacting reserve balances tied to the Company’s reengineering efforts; and
--	Higher incentive compensation and benefits expense versus last year.

-	Q3’09 included:
--	$113MM of after-tax benefits related to the accounting for a net investment in consolidated foreign subsidiaries as further discussed on page 5;
--	$93MM and $43MM of after-tax income related to the MasterCard and Visa litigation settlements, respectively;
--	$41MM of tax expense primarily due to an increase in the Company’s estimated annual effective tax rate;
--	Costs related to employee compensation program-related changes; and
--	$10MM of after-tax expense related to the Company’s reengineering initiatives.

AMERICAN EXPRESS COMPANY
THIRD QUARTER 2010 OVERVIEW
U.S. CARD SERVICES

Condensed Statements of Income
(GAAP Basis)

(Preliminary)	Quarters Ended September 30,		Percentage Inc/(Dec)
(millions)	2010	2009

Revenues
Discount revenue, net card fees and other	$2,540	$2,262	12%
Securitization income, net*	NA	71	-
Interest income	1,334	776	72
Interest expense	210	127	65
Net interest income	1,124	649	73
Total revenues net of interest expense	3,664	2,982	23
Provisions for losses	274	850	(68)
Total revenues net of interest expense after provisions for losses	3,390	2,132	59
Expenses
Marketing, promotion, rewards and cardmember services	1,455	1,050	39
Salaries and employee benefits and other operating expenses	964	864	12
Total	2,419	1,914	26
Pretax segment income	971	218	#
Income tax provision	376	60	#
Segment income	$595	$158	#

# Denotes a variance of more than 100%.

Statistical Information	Quarters Ended September 30,		Percentage Inc/(Dec)
	2010	2009
Card billed business (billions)	$95.2	$85.2	12%
Total cards-in-force (millions)	39.9	39.8	-
Basic cards-in-force (millions)	29.7	29.7	-
Average basic cardmember spending**	$3,219	$2,851	13
Segment capital (millions)***	$7,011	$5,493	28
Return on average segment capital***	32.8%	2.6%
Return on average tangible segment capital***	35.5%	2.8%

-	Billed Business: The 12% increase in billed business reflects the 13% increase in average spending per proprietary basic cards-in-force.
--	U.S. consumer billed business and small business volumes both increased by 12%.

-	Total cards-in-force: Increased by 100K and 300K versus last year and last quarter, respectively, reflecting increased investments in various charge and co-brand product acquisitions.

P&L Discussion:

•	Segment Income: Increased to $595MM from $158MM in Q3’09, as total revenues net of interest expense increased 23%, provisions for losses decreased 68% and expenses increased by 26%.

-
Q3’10 and Q3’09 had net benefits of $1MM ($1MM after-tax) and $2MM ($1MM after-tax), respectively, reflecting revisions of certain estimates impacting reserve balances tied to the Company’s reengineering initiatives in those periods.

-	Pretax Margin: Was 26.5% in Q3’10 compared with 7.3% in Q3’09.

_________________________________

*	In accordance with the new GAAP effective January 1, 2010, the Company no longer reports securitization income, net in its income statement.
**	Proprietary cards only.
***
Segment capital represents capital allocated to a segment based upon specific business operational needs, risk measures, and regulatory capital requirements. Please refer to Appendix II of the Third Quarter 2010 Earnings Release for the components of ROSC and ROTSC.

AMERICAN EXPRESS COMPANY
THIRD QUARTER 2010 OVERVIEW
U.S. CARD SERVICES

-
Effective Tax Rate:  Was 38.7% in Q3’10 compared with 27.5% in Q3’09.  The tax rate in Q3’10 reflects charges resulting from adjustments to certain tax accounts, while the relatively low rate in Q3’09 reflected the benefit from the resolution of certain prior year tax items.

•
Discount Revenue, Net Card Fees and Other:  Increased 12%, primarily due to billed business growth of 12%.  This line also reflects higher other commissions and fees, driven by the new GAAP effective January 1, 2010, which led to the inclusion of fees formerly recorded in securitization income, net.

•	Securitization Income, Net: Was not applicable in Q3’10 due to the new GAAP effective January 1, 2010, versus a $71MM of income in Q3’09.

•	Interest Income: Increased 72%, due to the Q1’10 consolidation of securitized cardmember loans, partially offset by lower yields on cardmember loans within the managed portfolio.

•	Interest Expense: Increased 65%, reflecting higher expense related to the Q1’10 consolidation of off-balance sheet debt and a higher cost of funds.

•
Provisions for Losses:  Decreased 68%, principally reflecting improving cardmember loan and charge card credit trends, partially offset by the inclusion in Q3’10 of write-offs on the securitized cardmember loans.

-	Charge Card:
--	The net write-off and past due rates decreased versus last year. Sequentially, the net write-off rate was flat while the past due rate increased slightly.

	9/10	6/10	9/09
Total Receivables (billions)	$16.5	$17.3	$15.9
Net write-off rate	1.6%	1.6%	3.2%
30 days past due as a % of total	1.7%	1.5%	2.2%

-	Cardmember Loans:*
--	The net write-off and past due rates decreased versus last year and last quarter.

	9/10	6/10	9/09
Total Loans (billions)	$48.7	$49.0	$22.7
Net write-off rate	5.2%	6.2%	9.8%
30 days past due loans as a % of total	2.5%	2.7%	4.2%

•
Marketing, Promotion, Rewards and Cardmember Services Expenses:  Increased 39%, reflecting increased marketing and promotion expenses due to increased investment spending resulting from better credit and business trends in Q3 2010 and higher rewards costs primarily due to greater rewards-related spending volumes and higher co-brand expense.  Rewards expense growth also reflects the benefit in Q3’09 of a revised, more restrictive, redemption policy for accounts 30 days past due.

•	Salaries and Employee Benefits and Other Operating Expenses: Increased 12%, primarily reflecting higher technology and partner-related investments.

_________________________________

*	GAAP basis. See page 16 for Cardmember Loan Portfolio Presentation discussion.

AMERICAN EXPRESS COMPANY
THIRD QUARTER 2010 OVERVIEW
U.S. CARD SERVICES

Cardmember Loan Portfolio Presentation

For periods ended on or prior to December 31, 2009, the Company’s non-securitized cardmember loans and related debt performance information on a GAAP basis was referred to as the “owned” basis presentation. For such periods, the Company also provided information on a non-GAAP “managed” basis. Unlike the GAAP basis presentation, the managed basis presentation in such periods  assumed there had been no off-balance sheet securitizations for the Company’s USCS segment (the Company does not currently securitize its international cardmember loans), resulting in the inclusion of all securitized and non-securitized cardmember loans and related debt in the Company’s performance information.

Under the GAAP basis presentation prior to a securitization for periods ended on or prior to December 31, 2009, revenues and expenses from cardmember loans and related debt were reflected in the Company’s income statements in other commissions and fees, net interest income and provisions for losses for cardmember loans. At the time of a securitization transaction, the securitized cardmember loans were removed from the Company’s balance sheet, and the resulting gain on sale was reflected in securitization income, net, as well as a reduction to provisions for losses (credit reserves were no longer recorded for the cardmember loans once sold). Over the life of a securitization transaction, the Company recognized the net cash flow from interest and fee collections on interests sold to investors (the investors’ interests) after deducting interest paid on the investors’ certificates, credit losses, contractual service fees, other expenses and changes in the fair value of the interest-only strip (referred to as “excess spread”). These amounts, in addition to servicing fees and the non-credit components of the gains/(losses) from securitization activities, were reflected in securitization income, net. The Company also recognized interest income over the life of the securitization transaction related to the interest it retained (i.e., the seller’s interest). At the maturity of a securitization transaction, cardmember loans on the balance sheet increased, and the impact of the incremental required loss reserves was recorded in provisions for losses.

Under the managed basis presentation for periods ended on or prior to December 31, 2009, revenues and expenses related to securitized cardmember loans and related debt were reflected in other commissions and fees (included in discount revenue, net card fees and other), interest income, interest expense and provisions for losses. In addition, there was no securitization income, net as this presentation assumed no securitization transactions had occurred.

Historically, the Company included USCS information on a managed basis, as that was the manner in which the Company’s management viewed and managed the business. Management believed that a full picture of trends in the Company’s cardmember loans business could only be derived by evaluating the performance of both securitized and non-securitized cardmember loans, as the presentation of the entire cardmember loan portfolio was more representative of the economics of the aggregate cardmember relationships and ongoing business performance and related trends over time. The managed basis presentation also provided investors a more comprehensive assessment of the information necessary for the Company and investors to evaluate the Company’s market share.

The adoption of new GAAP on January 1, 2010 resulted in accounting for both the Company’s securitized and non-securitized cardmember loans in the consolidated financial statements.  As a result, the Company’s 2010 GAAP presentations and managed basis presentations prior to 2010 are generally comparable.

For additional information on the differences between the Company’s historical GAAP and managed basis presentations, see the Company’s 2009 Financial Review included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

AMERICAN EXPRESS COMPANY
THIRD QUARTER 2010 OVERVIEW
U.S. CARD SERVICES

The following table sets forth portfolio financial information for Q3’10 and Q3’09.  The Q3’10 financial information was determined in accordance with the new GAAP  effective January 1, 2010.  The Q3’09 information includes the “owned” (GAAP) basis presentation, together with the adjustments for securitization activity to arrive at the “managed” (non-GAAP) basis presentation.  For additional information, please see the Cardmember Loan Portfolio Presentation discussion on page 16.

(millions)	Quarters Ended September 30,			Percentage Inc/(Dec)
	2010	2009
Discount revenue, net card fees and other:
Reported for the period (GAAP)	$2,540	$2,262		12%
Securitization adjustments	NA	82		-
Managed discount revenue, net card fees and other	$2,540	$2,344		8

Interest income:
Reported for the period (GAAP)	$1,334	$776		72%
Securitization adjustments	NA	714		-
Managed interest income	$1,334	$1,490		(10)

Securitization income, net*:
Reported for the period (GAAP)	NA	$71		-
Securitization adjustments	NA	(71)		-
Managed securitization income, net	NA	$		-

Interest expense:
Reported for the period (GAAP)	$210	$127		65%
Securitization adjustments	NA	58		-
Managed interest expense	$210	$185		14

Provisions for losses:
Reported for the period (GAAP)	$274	$850		(68)%
Securitization adjustments	NA	529	**	-
Managed provisions for losses	$274	$1,379	**	(80)

Managed P&L Discussion:

•	Discount Revenue, Net Card Fees and Other: Increased 8%, reflecting higher billed business volumes.

•
Interest Income: Decreased 10%, due to a 7% decline in the average loan balance and a lower portfolio yield. The lower yield was driven by higher payment rates, lower revolving levels and the CARD Act, partially offset by repricing initiatives.

•	Interest Expense: Increased 14%, due to a higher cost of funds.

•	Provisions for Losses: Decreased 80%, principally due to improving cardmember loan and charge card credit performance and a lower average loan balance.

-	Cardmember Loans:
--	The net write-off and past due rates decreased versus last year and last quarter.

	9/10	6/10	9/09
Total Loans (billions)	$48.7	$49.0	$51.9
Net write-off rate	5.2%	6.2%	8.9%
30 days past due loans as a % of total	2.5%	2.7%	4.1%

_________________________________

*	In accordance with the new GAAP effective January 1, 2010, the Company no longer reports securitization income, net in its income statement.
**
Includes provisions for losses for off-balance sheet cardmember loans based on the same methodology as applied to on-balance sheet cardmember loans, except that any quarterly adjustment to reserve levels for on-balance sheet loans to address external environmental factors was not applied to adjust the provision expense for the securitized portfolio.

AMERICAN EXPRESS COMPANY
THIRD QUARTER 2010 OVERVIEW
INTERNATIONAL CARD SERVICES

Condensed Statements of Income
(GAAP Basis)

(Preliminary)	Quarters Ended September 30,		Percentage Inc/(Dec)
(millions)	2010	2009

Revenues
Discount revenue, net card fees and other	$932	$878	6%
Interest income	342	384	(11)
Interest expense	105	105	-
Net interest income	237	279	(15)
Total revenues net of interest expense	1,169	1,157	1
Provisions for losses	64	250	(74)
Total revenues net of interest expense after provisions for losses	1,105	907	22
Expenses
Marketing, promotion, rewards and cardmember services	428	302	42
Salaries and employee benefits and other operating expenses	532	469	13
Total	960	771	25
Pretax segment income	145	136	7
Income tax (benefit) provision	(8)	3	#
Segment income	$153	$133	15

# Denotes a variance of more than 100%.

Statistical Information	Quarters Ended September 30,		Percentage Inc/(Dec)
	2010	2009
Card billed business (billions)	$27.1	$24.2	12%
Total cards-in-force (millions)	15.0	15.2	(1)
Basic cards-in-force (millions)	10.4	10.6	(2)
Average basic cardmember spending*	$2,609	$2,273	15
Segment capital (millions)**	$2,077	$2,251	(8)
Return on average segment capital**	24.8%	13.2%
Return on average tangible segment capital**	33.8%	17.6%

-	Billed Business: The 12% increase in billed business reflects a 15% increase in average spending per proprietary basic cards-in-force partially offset by a 2% decrease in basic cards-in-force.
--
Adjusting for the impacts of foreign exchange translation, billed business and average spending per proprietary basic cards-in-force increased 10% and 13%, respectively.  Volumes increased across the major geographic regions, including an increase of 12% in both Asia Pacific and Latin America, 10% in Canada, and 9% in Europe.

-	Total cards-in-force: Decreased by approximately 200K, or 1%, versus last year and were flat versus last quarter.

P&L Discussion

•	Segment Income: Increased 15% to $153MM, as total revenues net of interest expense increased 1%, provisions for losses decreased 74% and expenses increased by 25%.

-	Q3’10 and Q3’09 included net benefits reflecting revisions of certain estimates impacting reserve balances tied to the Company’s reengineering initiatives of $1MM ($1MM after-tax) in both years.

-	Pretax Margin: Was 12.4% in Q3’10 compared with 11.8% in Q3’09.

_________________________________

*	Proprietary cards only.
**
Segment capital represents capital allocated to a segment based upon specific business operational needs, risk measures, and regulatory capital requirements. Please refer to Appendix II of the Third Quarter 2010 Earnings Release for the components of ROSC and ROTSC.

AMERICAN EXPRESS COMPANY
THIRD QUARTER 2010 OVERVIEW
INTERNATIONAL CARD SERVICES

-
Effective Tax Rate:  The tax rate was (5.5)% in Q3’10 versus 2.2% in Q3’09.  The tax rate in Q3’10 reflects a benefit from the resolution of certain prior year tax items.  In addition, the tax rates in both periods reflect the impact of recurring tax benefits on varying levels of pretax income. As indicated in previous quarters, this segment reflects the favorable impact of the consolidated tax benefit related to its ongoing funding activities outside the U.S., which is allocated to ICS under the Company’s internal tax allocation process.  The availability of this benefit in future years is largely dependent on a provision of the U.S. Internal Revenue Code that Congress has not yet acted to extend.

•	Discount Revenue, Net Card Fees and Other: Increased 6%, driven primarily by the higher level of card spending and higher other commissions and fees.

•	Interest Income: Declined 11%, as a lower yield on cardmember loans and a lower average loan balance were partially offset by higher lending card fees.

•	Interest Expense: Was flat as a lower average loan balance was offset by a higher average receivable balance.

•	Provisions for Losses: Decreased 74%, primarily reflecting improving cardmember loan and charge card credit trends.

-	Charge Card:
--	The loss ratio and past billing rate decreased versus last year. Sequentially the loss ratio decreased and the past billing rate was flat.

	9/10	6/10	9/09
Total Receivables (billions)	$6.2	$5.6	$5.6
Net loss ratio (as a % of charge volume)* †	0.14%	0.15%	0.37%
90 days past billing as a % of total*	1.0%	1.0%	2.5%

-	Cardmember Loans:
--	The net write-off and past due rates decreased versus last year and last quarter.

	9/10	6/10	9/09
Cardmember Loans (billions)	$8.5	$8.3	$8.8
Net write-off rate	4.3%	4.9%	7.1%
30 days past due loans as a % of total	2.8%	3.0%	3.7%

•	Marketing, Promotion, Rewards and Cardmember Services Expenses: Increased 42%, primarily due to higher marketing and promotion expenses and greater volume-related rewards costs.

•	Salaries and Employee Benefits and Other Operating Expenses: Increased 13%, primarily reflecting higher technology-related investments.

_________________________________

*
Effective January 1, 2010, the Company revised the time period in which past due cardmember receivables in ICS are written off to when they are 180 days past due or earlier, consistent with applicable bank regulatory guidance and the write-off methodology adopted for USCS in Q4‘08. Previously, receivables were written off when they were 360 days past billing or earlier.

†
Beginning with Q1‘10, the Company has revised the net loss ratio to exclude net write-offs related to unauthorized transactions, consistent with the  methodology for calculation of the net write-off rate for USCS. The metrics for prior periods have not been restated for this change, as it was deemed immaterial.

AMERICAN EXPRESS COMPANY
THIRD QUARTER 2010 OVERVIEW
GLOBAL COMMERCIAL SERVICES

Condensed Statements of Income
(GAAP Basis)

(Preliminary)	Quarters Ended September 30,		Percentage Inc/(Dec)
(millions)	2010	2009

Revenues
Discount revenue, net card fees and other	$1,200	$1,017	18%
Interest income	2	1	100
Interest expense	58	43	35
Net interest expense	(56)	(42)	33
Total revenues net of interest expense	1,144	975	17
Provisions for losses	22	40	(45)
Total revenues net of interest expense after provisions for losses	1,122	935	20
Expenses
Marketing, promotion, rewards and cardmember services	110	81	36
Salaries and employee benefits and other operating expenses	772	706	9
Total	882	787	12
Pretax segment income	240	148	62
Income tax provision	81	46	76
Segment income	$159	$102	56

Statistical Information	Quarters Ended September 30,		Percentage Inc/(Dec)
	2010	2009
Card billed business (billions)	$33.2	$27.9	19%
Total cards-in-force (millions)	7.0	7.1	(1)
Basic cards-in-force (millions)	7.0	7.1	(1)
Average basic cardmember spending*	$4,734	$3,907	21
Segment capital (millions)**	$3,633	$3,679	(1)
Return on average segment capital**	13%	6.6%
Return on average tangible segment capital**	28.1%	14.2%

-	Billed Business: The 19% increase in billed business was driven by the 21% increase in average spending per proprietary basic cards-in-force partially offset by a 1% decrease in basic cards-in-force.
--
Adjusting for the impacts of foreign exchange translation: billed business and average spending per proprietary basic cards-in-force growth rates were 19% and 22%, respectively.  Volume increased by 18% within the US, compared to an increase of 20% outside the US.

-
Total cards-in-force:  Decreased by approximately 100K or 1%, versus last year, and were flat versus last quarter, reflecting the lingering impact of the global recession on corporate client employee and card levels.

P&L Discussion

•	Segment Income: Increased 56% to $159MM as total revenues net of interest expense increased 17%, provisions for losses decreased by 45% and expenses increased by 12%.

-
Q3’10 includes $4MM ($2MM after-tax) of net benefits reflecting revisions of certain estimates impacting reserve balances tied to the Company’s reengineering initiatives; there was no impact from such initiatives in Q3’09.

_________________________________

*	Proprietary cards only.
**
Segment capital represents capital allocated to a segment based upon specific business operational needs, risk measures, and regulatory capital requirements. Please refer to Appendix II of the Third Quarter 2010 Earnings Release for the components of ROSC and ROTSC.

AMERICAN EXPRESS COMPANY
THIRD QUARTER 2010 OVERVIEW
GLOBAL COMMERCIAL SERVICES

-	Pretax Margin: Was 21.0% in Q3’10 compared with 15.2% in Q3’09.

•	Effective Tax Rate: Was 33.8% in Q3’10 compared with 31.1% in Q3’09.

•	Discount Revenue, Net Card Fees and Other: Increased 18%, on an increased level of card spending, greater travel commissions and fees, and slightly higher net card fees.

•	Interest Income: Increased to $2MM in Q3’10 from $1MM in Q3’09.

•	Interest Expense: Increased 35%, primarily driven by increased funding requirements due to a higher average receivable balance and a higher cost of funds, primarily in the U.S. and Asia Pacific.

•	Provisions for Losses: Decreased 45%, driven by improved credit performance within the underlying portfolio.

-	Charge Card:
--	The loss ratio and past billing rate decreased versus last year. Sequentially, the loss ratio remained flat and the past billing rate decreased.

	9/10	6/10	9/09
Total Receivables (billions)	$12.2	$11.5	$10.4
Net loss ratio (as a % of charge volume)* †	0.06%	0.06%	0.23%
90 days past billing as a % of total*	0.7%	1.0%	1.5%

•	Marketing, Promotion, Rewards and Cardmember Services Expenses: Increased 36%, reflecting higher rewards costs and greater marketing and promotion expenses.

•	Salaries and Employee Benefits and Other Operating Expenses: Increased 9%.

_________________________________

*
Effective January 1, 2010, the Company revised the time period in which past due cardmember receivables in GCS are written off to when they are 180 days past due or earlier, consistent with applicable bank regulatory guidance and the write-off methodology adopted for USCS in Q4‘08. Previously, receivables were written off when they were 360 days past billing or earlier.

†
Beginning with Q1‘10, the Company has revised the net loss ratio to exclude write-offs related to unauthorized transactions, consistent with the methodology for calculation of the net write-off rate for USCS. The metrics for prior periods have not been restated for this change, as it was deemed immaterial.

AMERICAN EXPRESS COMPANY
THIRD QUARTER 2010 OVERVIEW
GLOBAL NETWORK & MERCHANT SERVICES

Condensed Statements of Income
(GAAP Basis)

(Preliminary)	Quarters Ended September 30,		Percentage Inc/(Dec)
(millions)	2010	2009

Revenues
Discount revenue, fees and other	$1,066	$937	14%
Interest income	1	-	#
Interest expense	(51)	(39)	31
Net interest income	52	39	33
Total revenues net of interest expense	1,118	976	15
Provisions for losses	13	33	(61)
Total revenues net of interest expense after provisions for losses	1,105	943	17
Expenses
Marketing and promotion	208	157	32
Salaries and employee benefits and other operating expenses	475	415	14
Total	683	572	19
Pretax segment income	422	371	14
Income tax provision	163	123	33
Segment income	$259	$248	4

# Denotes a variance of more than 100%.

Statistical Information	Quarters Ended September 30,		Percentage Inc/(Dec)
	2010	2009
Global card billed business* (billions)	$179.3	$156.6	14%
Segment capital (millions)**	$1,831	$1,493	23
Return on average segment capital**	63.1%	71.0%
Return on average tangible segment capital**	64.6%	72.8%
Global Network Services:***
Card billed business (billions)	$23.1	$18.6	24
Total cards-in-force (millions)	27.1	26.3	3

P&L Discussion

•	Segment Income: Increased 4% to $259MM, as total revenues net of interest expense increased 15%, provisions for losses decreased 61% and expenses rose 19%.

-	Q3’09 included $1MM ($1MM after-tax) of net costs related to the Company’s reengineering initiatives; there was no impact from such initiatives in Q3’10.

-	Pretax Margin: Was 37.7% in Q3’10 compared with 38.0% in Q3’09.

-	Effective Tax Rate: 38.6% in Q3’10 compared with 33.2% in Q3’09. The tax rate in Q3’10 reflects charges resulting from adjustments to certain tax accounts.

•
Discount Revenue, Fees and Other Revenue:  Increased 14%, reflecting an increase in merchant-related revenues, driven by the 14% increase in global card billed business, as well as higher volume driven GNS-related revenues.

_________________________________

*
Includes activities (including cash advances) related to proprietary cards, cards issued under network partnership agreements (non-proprietary billed business), and certain insurance fees charged on proprietary cards.  In-store spend activity within retail co-brand portfolios in GNS, from which the Company earns no revenue, is not included in non-proprietary billed business.

**
Segment capital represents capital allocated to a segment based upon specific business operational needs, risk measures, and regulatory capital requirements. Please refer to Appendix II of the Third Quarter 2010 Earnings Release for the components of ROSC and ROTSC.

***	For non-proprietary retail co-brand partners, GNS metrics exclude cardmember accounts which have no out-of-store spend activity during the prior 12 month period.

AMERICAN EXPRESS COMPANY
THIRD QUARTER 2010 OVERVIEW
GLOBAL NETWORK & MERCHANT SERVICES

•	Interest Income: Increased to $1MM in Q3’10 from nil in Q3’09.

•
Interest Expense:  The expense credit increased 31% due to a higher funding-driven interest credit related to internal transfer pricing which recognizes the merchant services’ accounts payable-related funding benefit.

•	Provisions for Losses: Decreased by $20MM, or 61%, primarily due to lower merchant related debit balances.

•	Marketing and Promotion Expenses: Increased 32%, reflecting higher network and merchant-related marketing investments.

•
Salaries and Employee Benefits and Other Operating Expenses:  Increased 14%, reflecting increased technology-related and professional service expenses, as well as incremental hiring to support business growth.

Cautionary Note Regarding Forward-Looking Statements

This supplement includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties.  The forward-looking statements, which address the company’s expected business and financial performance, among other matters, contain words such as “believe,” “expect,” “anticipate,” “optimistic,” “intend,” “plan,” “aim,” “will,” “may,” “should,” “could,” “would,” “likely,” and similar expressions.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made.  The company undertakes no obligation to update or revise any forward-looking statements.  Factors that could cause actual results to differ materially from these forward-looking statements, include, but are not limited to, the following:

•
changes in global economic and business conditions, including consumer and business spending, the availability and cost of credit, unemployment and political conditions, all of which may significantly affect spending on the Card, delinquency rates, loan balances and other aspects of our business and results of operations;

•
changes in capital and credit market conditions, which may significantly affect the company’s ability to meet its liquidity needs, access to capital and cost of capital, including  changes in interest rates; changes in market conditions affecting the valuation of our assets; or any reduction in our credit ratings or those of our subsidiaries, which could materially increase the cost and other terms of our funding, restrict our access to the capital markets or result in contingent payments under contracts;

•
litigation, such as class actions or proceedings brought by governmental and regulatory agencies (including the lawsuit filed against the Company by the U.S. Department of Justice and certain state attorneys general), that could result in (i) the imposition of behavioral remedies against the Company or the Company’s voluntarily making certain changes to its business practices, the effects of which in either case could have a material adverse impact on the Company’s financial performance;  (ii) the imposition of substantial monetary damages in private actions against the Company; and/or (iii) damage to the Company’s global reputation and brand;

•
legal and regulatory developments wherever we do business, including legislative and regulatory reforms in the United States, such as the Dodd-Frank Act’s stricter regulation of large, interconnected financial institutions, changes in requirements relating to securitization and the establishment of the Bureau of Consumer Financial Protection, which could make fundamental changes to many of our business practices or materially affect our capital requirements, results of operations, ability to pay dividends or repurchase our stock; or actions and potential future actions by the FDIC and credit rating agencies applicable to securitization trusts, which could impact the company’s ABS program;

•
changes in the substantial and increasing worldwide competition in the payments industry, including competitive pressure that may impact the prices we charge merchants that accept our Cards and the success of marketing, promotion or rewards programs;

•
changes in technology or in our ability to protect our intellectual property (such as copyrights, trademarks, patents and controls on access and distribution), and invest in and  compete at the leading edge of technological developments across our businesses, including technology and intellectual property of third parties whom we rely on, all of which could materially affect our results of operations;

•
data breaches and fraudulent activity, which could damage our brand, increase our costs or have regulatory implications, and changes in regulation affecting privacy and data security under federal, state and foreign law, which could result in higher compliance and technology costs to ourselves or our vendors;

•
changes in our ability to attract or retain qualified personnel in the management and operation of the company’s business, including any changes that may result from increasing regulatory supervision of compensation practices;

•
changes in the financial condition and creditworthiness of our business partners, such as bankruptcies, restructurings or consolidations, involving merchants that represent a significant portion of our business, such as the airline industry, or our partners in Global Network Services or financial institutions that we rely on for routine funding and liquidity, which could materially affect our financial condition or results of operations;

•
uncertainties associated with business acquisitions, including the ability to realize anticipated business retention, growth and cost savings or effectively integrate the acquired business into our existing operations;

•	changes affecting the success of our reengineering and other cost control initiatives, which may result in the company not realizing all or a significant portion of the benefits that we intend;

•	the effectiveness of the company’s risk management policies and procedures, including credit risk relating to consumer debt, liquidity risk in meeting business requirements and operational risks;

•
changes affecting our ability to accept or maintain deposits due to market demand or regulatory constraints, such as changes in interest rates and regulatory restrictions on our ability to obtain deposit funding or offer competitive interest rates, which could affect our liquidity position and our ability to fund our business; and

•
factors beyond our control such as fire, power loss, disruptions in telecommunications, severe weather conditions, natural disasters, terrorism, “hackers” or fraud, which could affect travel-related spending or disrupt our global network systems and ability to process transactions.

A further description of these uncertainties and other risks can be found in the company’s Annual Report on Form 10-K for the year ended December 31, 2009, its Quarterly Reports on Form 10-Q for the three months ended March 31 and June 30, 2010, and the company’s other reports filed with the SEC.